Exhibit 3.4

RESTAURANT BRANDS INTERNATIONAL INC.

AMENDED AND RESTATED BY-LAW 1

A by-law relating generally to the conduct of the affairs of Restaurant Brands International Inc. (the “Corporation”).

BE IT ENACTED AND IT IS HEREBY ENACTED as a by-law of the Corporation as follows:

INTERPRETATION

1. Definitions

In this by-law and all other by-laws of the Corporation, unless the context otherwise specifies or requires:

(a)	“Act” means the Canada Business Corporations Act, R.S.C. 1985, c. C-44 and the regulations thereunder, as from time to time amended, and every statute or regulation that may be substituted therefor and, in the case of such amendment or substitution, any reference in the by-laws of the Corporation shall be read as referring to the amended or substituted provisions;

(b)	“affiliate” means with respect to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, through one or more intermediaries, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise;

(c)	“by-law” means any by-law of the Corporation from time to time in force and effect;

(d)	“Exchangeable Units” means the Class B exchangeable limited partnership units in the capital of the Partnership;

(e)	“LPA” means the amended and restated limited partnership agreement dated December 11, 2014 in respect of the Partnership, as the same may be amended, restated, replaced or supplemented from time to time;

(f)	“Partnership” means Restaurant Brands International Limited Partnership, a limited partnership formed under the laws of the Province of Ontario;

(g)

“Person” includes an individual, sole proprietorship, corporation, body corporate, incorporated or unincorporated association, syndicate or organization, partnership, limited partnership, limited liability company, unlimited liability company, joint venture, joint stock company, trust, natural person in his or her capacity as trustee, executor, administrator or other legal representative, a Governmental Entity or other entity, whether or not having legal status;

(h)	“Statutory Rights” means the right of a holder of voting shares of the Corporation pursuant to sections 21, 103(5), 120(6.1), 137, 138(4), 143, 144, 145, 157(2), 167, 168(2), 175, 211, 214, 229, 239 and 241 of the Act;

(i)	“Unitholders” means the registered holders from time to time of Exchangeable Units, other than the Corporation and its affiliates;

(j)	all terms contained in the by-laws which are defined in the Act shall have the meanings given to such terms in the Act;

(k)	words importing the singular number only shall include the plural and vice versa; words importing any gender shall include all genders; words importing persons shall include partnerships, syndicates, trusts and any other legal or business entity; and

(l)	the headings used in the by-laws are inserted for reference purposes only and are not to be considered or taken into account in construing the terms or provisions thereof or to be deemed in any way to clarify, modify or explain the effect of any such terms or provisions.

REGISTERED OFFICE

2. The Corporation may from time to time (i) by resolution of the directors change the place and address of the registered office of the Corporation within the Province in Canada specified in its articles, and (ii) by an amendment to its articles, change the Province in Canada in which its registered office is situated.

SEAL

3. The Corporation may, but need not, have a corporate seal. An instrument or agreement executed on behalf of the Corporation by a director, an officer or an agent of the Corporation is not invalid merely because the corporate seal, if any, is not affixed thereto.

DIRECTORS

4. Number

The number of directors, or the minimum and maximum number of directors of the Corporation, is set out in the articles of the Corporation. If a minimum and maximum number of directors is set out in the articles of the Corporation, the number of directors of the Corporation shall be the number of directors determined from time to time by resolution of the directors and otherwise such number as elected by the shareholders of the Corporation at the most recent meeting of shareholders. At least twenty-five per cent of the directors (or one director, if the Corporation has less than four directors) shall be resident Canadians. If the

Corporation is a distributing corporation and any of its outstanding securities are held by more than one person, it shall have at least three directors, at least two of whom are not officers or employees of the Corporation or its affiliates.

5. Powers

The directors shall manage, or supervise the management of, the business and affairs of the Corporation and may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation and are not by the Act, the articles, the by-laws, any special resolution of the Corporation or by statute expressly directed or required to be done in some other manner.

6. Duties

Every director and officer of the Corporation in exercising their powers and discharging their duties shall:

(a)	act honestly and in good faith with a view to the best interests of the Corporation; and

(b)	exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

Every director and officer of the Corporation shall comply with the Act, the regulations thereunder, the Corporation’s articles and by-laws and any unanimous shareholder agreement.

7. Qualification

Every director shall be an individual 18 or more years of age and no one who is of unsound mind and has been so found by a court in Canada or elsewhere or who has the status of a bankrupt shall be a director.

8. Election of Directors

Directors shall be elected by the shareholders of the Corporation by ordinary resolution. Whenever at any election of directors of the Corporation the number or the minimum number of directors required by the articles is not elected by reason of the lack of consent, disqualification, incapacity or death of any candidates, the directors elected at that meeting may exercise all the powers of the directors if the number of directors so elected constitutes a quorum, but such quorum of directors may not fill the resulting vacancy or vacancies.

An individual who is elected or appointed to hold office as a director is not a director and is deemed not to have been elected or appointed to hold office as a director unless

(a)	he or she was present at the meeting when the election or appointment took place and he or she did not refuse to hold office as a director; or

(b)	he or she was not present at the meeting when the election or appointment took place and

(i)	he or she consented to hold office as a director in writing before the election or appointment or within 10 days after it, or

(ii)	he or she has acted as a director pursuant to the election or appointment.

9. Nominations of Directors

Subject to the provisions of the Act and the articles of the Corporation, only persons who are nominated in accordance with the procedures set out in this paragraph 9 shall be eligible for election as directors.

Nominations of persons for election to the board may be made at any annual meeting of shareholders, or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of one or more directors. Such nominations must be made:

(a)	by or at the direction of the board (or any duly authorized committee thereof), including pursuant to a notice of meeting;

(b)	by or at the direction or request of one or more shareholders of the Corporation pursuant to a proposal within the meaning of, and made in accordance with, the provisions of the Act, or a requisition of the shareholders made in accordance with the provisions of the Act; or

(c)	by any person (a “Nominating Shareholder”): (i) who, at the close of business on the date of the giving of the notice provided for below in this paragraph 9 and at the close of business on the record date for notice of such meeting, is entered in the securities register of the Corporation as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting; and (ii) who complies with the notice procedures set out below in this paragraph 9.

In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder pursuant to subparagraph (c) above, the Nominating Shareholder must have given notice thereof that is both timely and in proper written form (as set out below in this paragraph 9) to the secretary of the Corporation at the principal executive office of the Corporation.

To be timely, a Nominating Shareholder’s notice to the secretary of the Corporation must be made:

(a)

in the case of an annual meeting of shareholders, not less than 90 days and not more than 120 days prior to the first anniversary of the immediately preceding annual meeting of shareholders; provided, however, that in the event that no annual meeting of shareholders was held in the previous year or the annual meeting of shareholders is called for a date that is not within 30 days before or after such anniversary date, notice by the Nominating Shareholder must be made not later than the close of business on the tenth (10th) day following the day on which the first public announcement (as defined below) of the date of the annual meeting of shareholders was made; and

(b)	in the case of a special meeting of shareholders (which is not also an annual meeting of shareholders) called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the sixtieth (60th) day prior to the date of the special meeting of shareholders; provided, however, that in the event that less than 70 days notice of the date of the special meeting of shareholders is given or made to shareholders, notice by the Nominating Shareholder must be made not later than the close of business on the tenth (10th) day following the day on which the first public announcement (as defined below) of the date of the special meeting of shareholders was made.

The time periods for the giving of notice by a Nominating Shareholder set out above shall in all cases be determined based on the original date of the applicable annual meeting of shareholders or special meeting of shareholders, as applicable.

To be in proper written form, a Nominating Shareholder’s notice to the secretary of the Corporation must set out:

(a)	as to each person whom the Nominating Shareholder proposes to nominate for election to the board: (i) the name, age, business address and residential address of the person; (ii) the principal occupation or employment of the person; (iii) the country of residence of the person; (iv) the class or series and number of shares in the capital of the Corporation that are controlled or directed or that are owned beneficially or of record by the person as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice; and (v) any other information relating to the person that would be required to be disclosed in a dissident’s proxy circular in connection with a solicitation of proxies for election of directors pursuant to the Act and Applicable Securities Laws (as defined below); and

(b)	as to the Nominating Shareholder giving the notice: (i) full particulars regarding any proxy, contract, agreement, arrangement, understanding or relationship pursuant to which such Nominating Shareholder has a right to vote or direct the voting of any shares of the Corporation; and (ii) any other information relating to such Nominating Shareholder that would be required to be made in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws (as defined below).

The Corporation may require any proposed nominee for election as a director to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such proposed nominee.

No person shall be eligible for election as a director unless nominated in accordance with this paragraph 9; provided, however, that nothing in this paragraph 9 shall be deemed to preclude discussion by a shareholder (as distinct from the nomination of directors) at a meeting of shareholders of any matter that is properly before such meeting pursuant to the provisions of the Act.

The chairman of the meeting of shareholders shall have the power and duty to determine whether a nomination of a person for election to the board was made in accordance with this paragraph 9 and, if the chairman determines that a nomination does not comply with this paragraph 9, to declare that such defective nomination shall be disregarded.

For the purposes of this paragraph 9:

(a)	“public announcement” means disclosure in a press release reported by a national news service in Canada, or in a document publicly filed by the Corporation under its profile on (i) the System for Electronic Document Analysis and Retrieval at www.sedar.com and (ii) the Electronic Data Gathering, Analysis and Retrieval system (EDGAR) at www.sec.gov/edgar; and

(b)	“Applicable Securities Laws” means the (i) applicable securities legislation, as amended from time to time, of each province and territory of Canada, the rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commission or similar regulatory authority of each province and territory of Canada and (ii) the applicable securities laws of the United States, including, without limitation, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Notwithstanding any other provision of the by-laws, notice given to the secretary of the Corporation pursuant to this paragraph 9 may only be given by personal delivery, email (at such email address as may be stipulated from time to time by the secretary of the Corporation for purposes of this notice) or facsimile transmission, and shall be deemed to have been given and made only at the time it is served by personal delivery to the secretary at the address of the principal executive office of the Corporation or delivered to the secretary by email (at the aforesaid email address) or facsimile transmission (provided that receipt of confirmation of such facsimile transmission has been received); provided that if such delivery or electronic communication is made on a non-business day or later than 5:00 p.m. (Toronto time) on a day that is a business day, then such delivery or electronic communication shall be deemed to have been made on the next following day that is a business day.

Notwithstanding any of the foregoing, the board may, in its sole discretion, waive any requirement in this paragraph 9.

10. Term of Office

A director’s term of office (subject to the provisions (if any) of the Corporation’s articles and paragraph 13 below), unless such director was elected for an expressly stated term, shall be from the date of the meeting at which such director is elected or appointed until the close of the annual meeting of shareholders next following such director’s election or appointment or until such director’s successor is elected or appointed. If qualified, a director whose term of office has expired is eligible for re-election as a director.

11. Ceasing to Hold Office

A director ceases to hold office if such director:

(a)	dies;

(b)	sends to the Corporation a written resignation, which shall be effective upon receipt by the Corporation, or at the time specified in the resignation, whichever is later;

(c)	is removed from office in accordance with paragraph 13 below;

(d)	becomes bankrupt; or

(e)	is found by a court in Canada or elsewhere to be of unsound mind.

12. Vacancies

Notwithstanding any vacancy among the directors, the remaining directors may exercise all the powers of the directors so long as a quorum of the number of directors remains in office. Subject to subsections 111(1) and (3) of the Act and to the provisions (if any) of the Corporation’s articles, where there is a quorum of directors in office and a vacancy occurs, such quorum of directors may appoint a qualified person to fill such vacancy for the unexpired term of such appointee’s predecessor.

13. Removal of Directors

Subject to subsections 107 and 109(2) of the Act, the shareholders of the Corporation may by ordinary resolution at a special meeting remove any director before the expiration of such director’s term of office and may, by a majority of the votes cast at the meeting, elect any person in such director’s stead for the remainder of such director’s term.

If a meeting of shareholders was called for the purpose of removing a director from office as a director, the director so removed shall vacate office forthwith upon the passing of the resolution for such director’s removal.

14. Validity of Acts

An act of a director or officer is valid notwithstanding an irregularity in their election or appointment or a defect in their qualification.

MEETINGS OF DIRECTORS

15. Place of Meetings

Meetings of directors and of any committee of directors may be held at any place.

16. Calling Meetings

A meeting of directors may be convened by the Chair of the Board (if any), the Chief Executive Officer or any three directors at any time and the Secretary shall upon direction of any of the foregoing convene a meeting of directors.

17. Notice

Notice of the time and place for the holding of any such meeting shall be sent to each director not less than two days (exclusive of the day on which the notice is sent but inclusive of the day for which notice is given) before the date of the meeting; provided that meetings of the directors or of any committee of directors may be held at any time without formal notice if all the directors are present (except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called) or if all the absent directors have waived notice. The notice shall specify any matter referred to in subsection 115(3) of the Act that is to be dealt with at the meeting.

For the first meeting of directors to be held following the election of directors at an annual or special meeting of the shareholders or for a meeting of directors at which a director is appointed to fill a vacancy in the board, no notice of such meeting need be given to the newly elected or appointed director or directors in order for the meeting to be duly constituted, provided a quorum of the directors is present.

18. Waiver of Notice

Notice of any meeting of directors or of any committee of directors or any irregularity in any meeting or in the notice thereof may be waived in any manner by any director, and such waiver may be validly given either before or after the meeting to which such waiver relates. Attendance of a director at a meeting of directors is a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

19. Electronic Participation

Where all the directors of the Corporation consent thereto (either before or after the meeting), a director may participate in a meeting of directors or of any committee of directors by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, and a director participating in a meeting by such means shall be deemed for the purposes of the Act and the by-laws to be present at that meeting.

20. Quorum and Voting

A majority of the number of directors of the Corporation shall constitute a quorum for the transaction of business. Subject to subsections 111(1), 114(4) and 117(1) of the Act, no business shall be transacted by the directors except at a meeting of directors at which a quorum is present and at which at least twenty-five per cent of the directors present are resident Canadians or, if the Corporation has less than four directors, at least one of the directors present is a resident Canadian. Questions arising at any meeting of directors shall be decided by a majority of votes. In case of an equality of votes, the chair of the meeting shall not have a second or casting vote in addition to the chair’s original vote as a director.

21. Adjournment

Any meeting of directors or of any committee of directors may be adjourned from time to time by the chair of the meeting, with the consent of the meeting, to a fixed time and place. No notice of the time and place for the holding of the adjourned meeting need be given to any director if the time and place of the adjourned meeting is announced at the original meeting. Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present thereat. The directors who form the quorum at the adjourned meeting need not be the same directors who formed the quorum at the original meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment.

22. Resolutions in Writing

A resolution in writing, signed by all the directors entitled to vote on that resolution at a meeting of directors or committee of directors, is as valid as if it had been passed at a meeting of directors or committee of directors.

COMMITTEES OF DIRECTORS

23. General

The directors may from time to time appoint from their number one or more committees of directors and thereafter may dissolve any such committee. The directors may delegate to each such committee any of the powers of the directors, except that no such committee shall have the authority to:

(a)	submit to the shareholders any question or matter requiring the approval of the shareholders;

(b)	fill a vacancy among the directors or in the office of auditor, or appoint additional directors;

(c)	subject to subsection 189(2) of the Act, issue securities except as authorized by the directors;

(d)	issue shares of a series under section 27 of the Act except as authorized by the directors;

(e)	declare dividends;

(f)	purchase, redeem or otherwise acquire shares issued by the Corporation;

(g)	pay any commission referred to in section 41 of the Act, except as authorized by the directors;

(h)	approve a management proxy circular;

(i)	approve a take-over bid circular or directors’ circular;

(j)	approve any annual financial statements to be placed before the shareholders of the Corporation; or

(k)	adopt, amend or repeal by-laws of the Corporation.

24. Audit Committee

If the Corporation is a distributing corporation and any of its outstanding securities are held by more than one person, the board of directors shall elect annually from among their number an audit committee to be composed of not fewer than three directors, a majority of whom are not officers or employees of the Corporation or any of its affiliates.

Each member of the audit committee shall serve during the pleasure of the board of directors and, in any event, only so long as such member shall be a director. The directors may fill vacancies in the audit committee by election from among their number.

The audit committee shall have power to fix its quorum at not less than a majority of its members and to determine its own rules of procedure subject to any regulations imposed by the board of directors from time to time and to the following paragraph.

The auditor of the Corporation is entitled to receive notice of every meeting of the audit committee and, at the expense of the Corporation, to attend and be heard thereat; and, if so requested by a member of the audit committee, shall attend every meeting of the committee held during the term of office of the auditor. The auditor of the Corporation or any member of the audit committee may call a meeting of the committee.

The audit committee shall review the financial statements of the Corporation prior to approval thereof by the board of directors and shall have such other powers and duties as may from time to time by resolution be assigned to it by the board.

OFFICERS

25. Appointment of Officers

The directors may annually or as often as may be required appoint such officers as they shall deem necessary, who shall have such authority and shall perform such functions and duties as may from time to time be prescribed by resolution of the directors, delegated by the directors or by other officers or properly incidental to their offices or other duties, provided that no officer shall be delegated the power to do anything referred to in paragraph 23 above. Such officers may include, without limitation, any of a President, a Chief Executive Officer, a Chair of the Board, one or more Vice-Presidents, a Chief Financial Officer, a Controller, a Secretary, a Treasurer and one or more Assistant Secretaries and/or one or more Assistant Treasurers. None of such officers (except the Chair of the Board) need be a director of the Corporation. A director may be appointed to any office of the Corporation. Two or more of such offices may be held by the same person.

26. Removal of Officers

All officers shall be subject to removal by resolution of the directors at any time, with or without cause. The directors may appoint a person to an office to replace an officer who has been removed or who has ceased to be an officer for any other reason.

27. Duties of Officers may be Delegated

In case of the absence or inability or refusal to act of any officer of the Corporation or for any other reason that the directors may deem sufficient, the directors may delegate all or any of the powers of such officer to any other officer or to any director for the time being.

REMUNERATION OF DIRECTORS, OFFICERS AND EMPLOYEES

28. The remuneration to be paid to the directors of the Corporation shall be such as the directors shall from time to time by resolution determine and such remuneration shall be in addition to the salary paid to any officer or employee of the Corporation who is also a director. The directors may also by resolution award special remuneration to any director in undertaking any special services on the Corporation’s behalf other than the normal work ordinarily required of a director of a corporation. The confirmation of any such resolution or resolutions by the shareholders shall not be required. The directors may fix the remuneration of the officers and employees of the Corporation. The directors, officers and employees shall also be entitled to be paid their travelling and other expenses properly incurred by them in connection with the affairs of the Corporation.

LIMITATION OF LIABILITY

29. No director or officer of the Corporation shall be liable for the acts or omissions of any other director, officer, employee or agent of the Corporation, or for any costs, charges or expenses of the Corporation resulting from any deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from bankruptcy or insolvency, or in respect of any tortious acts of or relating to the Corporation or any other director, officer, employee or agent of the Corporation, or for any loss occasioned by an error of judgment or oversight on the part of any other director, officer, employee or agent of the Corporation, or for any other costs, charges or expenses of the Corporation occurring in connection with the execution of the duties of the director or officer, unless such costs, charges or expenses are incurred as a result of such person’s own wilful neglect, default or negligence. Nothing in this by-law, however, shall relieve any director or officer from the duty to act in accordance with the Act or from liability for any breach of the Act.

INDEMNITIES TO DIRECTORS AND OTHERS

30. Subject to the provisions of section 124 of the Act, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or another individual who acts or acted at the Corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity.

The Corporation may advance money to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to above but such individual shall be required to repay the money if the individual does not fulfil the conditions set out below.

The Corporation may not indemnify an individual pursuant hereto unless the individual:

(a)	acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Corporation’s request; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

The Corporation is hereby authorized to execute agreements evidencing its indemnity in favour of the foregoing persons to the full extent permitted by law.

INSURANCE

31. The Corporation may purchase and maintain insurance for the benefit of an individual referred to in paragraph 31 against any liability incurred by the individual in his or her capacity as a director or officer of the Corporation, or in his or her capacity as a director or officer, or a similar capacity of another entity, if the individual acts or acted in that capacity at the Corporation’s request.

SHAREHOLDERS’ MEETINGS

32. Annual or Special Meetings

The directors of the Corporation

(a)	shall call an annual meeting of shareholders not later than 18 months after the Corporation comes into existence and subsequently not later than 15 months after holding the last preceding annual meeting but no later than 6 months after the end of the Corporation’s preceding financial year; and

(b)	may at any time call a special meeting of shareholders.

33. Place of Meetings

Meetings of shareholders of the Corporation shall be held at such place within Canada as the directors may determine, or at a place outside Canada if the place is specified in the articles or all the shareholders entitled to vote at the meeting agree that the meeting is to be held at that place.

34. Electronic Participation and Voting

Subject to the Act, any person entitled to attend a meeting of shareholders may participate in the meeting by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, if the Corporation makes available such a communication facility. A person participating in a meeting by such means is deemed for all purposes of the Act and the by-laws to be present at the meeting. Subject to the Act, if the directors or the shareholders of the Corporation call a meeting of shareholders pursuant to the Act, those directors or shareholders, as the case may be, may determine that the meeting shall be held entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting. Subject to the Act, any vote at a meeting of shareholders may be held entirely by means of a telephonic, electronic or other communication facility, if the Corporation makes available such a communication facility, and any person participating in a meeting of shareholders by means of such facility and entitled to vote at that meeting may vote by means of such facility, provided that any such facility made available by the Corporation shall enable the votes to be gathered in a manner that permits their subsequent verification and permit the tallied votes to be presented to the Corporation without it being possible for the Corporation to identify how each shareholder or group of shareholders voted.

35. Shareholder List

The Corporation shall prepare an alphabetical list of the shareholders entitled to receive notice of a meeting and vote at the meeting, showing the number of shares held by each shareholder,

(a)	if a record date for determining the shareholder entitled to receive notice of the meeting and/or entitled to vote at the meeting has been fixed, not later than 10 days after that date; or

(b)	if no record date has been fixed, on the record date established in accordance with paragraph 52 below.

A shareholder whose name appears on such list is entitled to vote the shares shown opposite such shareholder’s name at the meeting to which the list relates.

36. Notice

A notice stating the day, hour and place of meeting and, if special business is to be transacted thereat, stating (i) the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment thereon, and (ii) the text of any special resolution to be submitted to the meeting, shall be sent to each shareholder entitled to vote at the meeting, to each director of the Corporation and to the auditor (if any) of the Corporation. Such notice may be sent by prepaid mail or may be personally delivered, in such manner as may be permitted by the Act, if the Corporation is a distributing corporation, not less than 21 days (or, if the Corporation is not a distributing corporation, not less than such number of days as may be fixed by the directors) and not more than 60 days (exclusive of the day of mailing and of the day for which notice is given) before the date of every meeting, and shall be addressed to the latest address of each such person as shown in the records of the Corporation or its transfer agent, or if no address is shown therein, then to the last address of each such person known to the Secretary. Notwithstanding the foregoing, a meeting of shareholders may be held for any purpose at any date and time and, subject to subsection 132(2) of the Act, at any place without notice if all the shareholders and other persons entitled to notice of such meeting are present in person or represented by proxy at the meeting (except where a shareholder or such other person attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called) or if all the shareholders and other persons entitled to notice of such meeting and not present in person nor represented by proxy thereat waive notice of the meeting. Notice of any meeting of shareholders or the time for the giving of any such notice or any irregularity in any such meeting or in the notice thereof may be waived in any manner by any shareholder, the duly appointed proxy of any shareholder, any director or the auditor of the Corporation and any other person entitled to attend a meeting of shareholders, and any such waiver may be validly given either before or after the meeting to which such waiver relates.

The auditor (if any) of the Corporation is entitled to receive notice of every meeting of shareholders of the Corporation and, at the expense of the Corporation, to attend and be heard thereat on matters relating to the auditor’s duties.

Any previously scheduled annual meeting of shareholders may be postponed, and any shareholders meeting other than an annual meeting may be postponed or cancelled, by the Corporation by public notice given to the shareholders prior to the date previously scheduled for such meeting of shareholders.

37. Omission of Notice

The accidental omission to give notice of any meeting to or the non-receipt of any notice by any person shall not invalidate any resolution passed or any proceeding taken at any meeting of shareholders.

38. Chair

The Chair of the Board (if any) shall when present preside at all meetings of shareholders. In the absence of the Chair of the Board (if any), the President or, if the President is also absent, a Vice-President (if any) shall act as chair. If none of such officers is present at a meeting of shareholders, the shareholders present entitled to vote shall choose a director as chair of the meeting and if no director is present or if all the directors decline to take the chair then the shareholders present shall choose one of their number to be chair.

39. Votes

Votes at meetings of the shareholders may be cast either personally or by proxy. At every meeting at which a shareholder is entitled to vote, such shareholder (if present in person) or the proxyholder for such shareholder shall have one vote on a show of hands. Upon a ballot on which a shareholder is entitled to vote, every shareholder (if present in person or by proxy) shall (subject to the provisions, if any, of the Corporation’s articles) have one vote for every share registered in such shareholder’s name.

Every question submitted to any meeting of shareholders shall be decided in the first instance on a show of hands unless a ballot is demanded or the Chair determines that the vote should proceed by ballot. In case of an equality of votes the chair of the meeting shall not have a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder or proxy nominee.

At any meeting, unless a ballot is demanded by a shareholder or proxyholder entitled to vote at the meeting, either before or after any vote by a show of hands, a declaration by the chair of the meeting that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be evidence of the fact without proof of the number or proportion of votes recorded in favour of or against the motion.

If at any meeting a ballot is demanded on the election of a chair or on the question of adjournment or termination, the ballot shall be taken forthwith without adjournment. If a ballot is demanded on any other question or as to the election of directors, the ballot shall be taken in such manner and either at once or later at the meeting or after adjournment as the chair of the meeting directs. The result of a ballot shall be deemed to be the resolution of the meeting at which the ballot was demanded. A demand for a ballot may be made either before or after any vote by show of hands and may be withdrawn.

If the chair of a meeting of shareholders declares to the meeting that, if a ballot is conducted, the total number of votes attached to shares represented at the meeting by proxy required to be voted against what to the knowledge of the chair will be the decision of the meeting in relation to any matter or group of matters is less than 5% of all of the votes that might be cast by shareholders personally or by proxy at the meeting on the ballot, unless a shareholder or proxyholder demands a ballot prior to the vote,

(a)	the chair may conduct the vote in respect of that matter or group of matters by a show of hands; and

(b)	a proxyholder or alternate proxyholder may vote in respect of that matter or group of matters by a show of hands, notwithstanding any directions to the contrary given to such proxyholder or alternate proxyholder from any shareholder who appointed such proxyholder or alternate proxyholder, or any conflicting instructions from more than one such shareholder.

Where a body corporate or association is a shareholder, any individual authorized by a resolution of the directors or governing body of the body corporate or association may represent it at any meeting of shareholders and exercise at such meeting on behalf of the body corporate or association all the powers it could exercise if it were an individual shareholder, provided that the Corporation or the chair of the meeting may require such shareholder or such individual authorized by it to furnish a certified copy of such resolution or other appropriate evidence of the authority of such individual.

Where two or more persons hold the same share or shares jointly, any one of such persons present at a meeting of shareholders has the right, in the absence of the other or others, to vote such share or shares, but if more than one of such persons are present or represented by proxy and vote, they shall vote together as one on the share or shares jointly held by them.

40. Proxies

A shareholder entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxyholder or proxyholders or one or more alternate proxyholders, who are not required to be shareholders, to attend and act at the meeting in the manner and to the extent authorized by the proxy and with the authority conferred by the proxy.

A form of proxy shall be a written or printed form that complies with the regulations under the Act (to the extent applicable). A form of proxy becomes a proxy on completion by or on behalf of a shareholder and execution by the shareholder or such shareholder’s attorney authorized in writing. Alternatively, a proxy may be an electronic document that satisfies the requirements of Part XX.1 of the Act. A proxy is valid only at the meeting in respect of which it is given or at any adjournment thereof.

The directors may specify in a notice calling a meeting of shareholders a time not exceeding 48 hours, excluding Saturdays and holidays, preceding the meeting or an adjournment thereof before which time proxies to be used at the meeting must be deposited with the Corporation or its agent (subject to the rights of shareholders to revoke proxies, as provided below).

A shareholder may revoke a proxy either (i) by depositing an instrument in writing executed by the shareholder or by the shareholder’s attorney authorized in writing at the registered office of the Corporation at any time up to and including the last business day preceding the day of the meeting, or an adjournment thereof, at which the proxy is to be used, or with the chair of the meeting on the day of the meeting or an adjournment thereof, or (ii) in any other manner permitted by law.

Notwithstanding the establishment of time limits for the deposit or revocation of proxies by shareholders pursuant to the foregoing, the chairman of any meeting or the Chairman of the Board may, but need not, at his, her or their sole discretion, waive the time limits for the deposit or revocation of proxies by shareholders, including any deadline set out in the notice calling the meeting of shareholders, or in any proxy circular. Any such waiver made in good faith shall be final and conclusive.

41. Adjournment

The chair of the meeting may adjourn any meeting of shareholders from time to time to a fixed time and place. If the meeting is adjourned for less than 30 days, no notice of the time and place for the holding of the adjourned meeting need be given to any shareholder, other than by announcement at the earliest meeting that is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting but, unless the meeting is adjourned by one or more adjournments for an aggregate of more than 90 days, subsection 149(1) of the Act does not apply. Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present thereat. The persons who form the quorum at the adjourned meeting need not be the same persons who formed the quorum at the original meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment. Any business may be brought before or dealt with at any adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

42. Quorum

Two persons present and each holding or representing by proxy at least one issued share of the Corporation shall be a quorum of any meeting of shareholders for the choice of a chair of the meeting and for the adjournment of the meeting to a fixed time and place but may not transact any other business; for all other purposes a quorum for any meeting shall be (i) persons present not being less than two in number and holding or representing by proxy shares to which are attached a majority of the votes attached to all the issued shares of the Corporation enjoying voting rights at such meeting or (ii) if the original meeting was postponed or adjourned for lack of a quorum, at the postponed or adjourned meeting, a quorum shall be persons present not being less than two in number and holding or representing by proxy shares to which are attached at least twenty-five per cent of the votes attached to all the issued shares of the Corporation enjoying voting rights at such meeting. If a quorum is present at the opening of a meeting of shareholders, the shareholders present may proceed with the business of the meeting, notwithstanding that a quorum is not present throughout the meeting.

Notwithstanding the foregoing, if the Corporation has only one shareholder, or only one shareholder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting and a quorum for such meeting.

43. Rules and Regulations

The directors shall be entitled to make such rules or regulations for the conduct of meetings of shareholders of the Corporation as it shall deem necessary, appropriate or convenient from time to time. Subject to such rules and regulations, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all acts as, in the judgment of such chairman, are necessary, appropriate or convenient (and not inconsistent with the articles of the Corporation or these bylaws) for the proper conduct of the meeting, including, without limitation, establishing an agenda of business of the meeting, recognizing shareholders entitled to speak, calling for the necessary reports, stating questions and putting them to a vote, calling for nominations, announcing the results of voting, establishing rules or regulations to maintain order, imposing restrictions on entry to the meeting after the time fixed for commencement thereof.

44. Resolutions in Writing

Subject to subsection 142(1) of the Act,

(a)	a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders; and

(b)	a resolution in writing dealing with all matters required by the Act to be dealt with at a meeting of shareholders, and signed by all the shareholders entitled to vote at that meeting, satisfies all the requirements of the Act relating to meetings of shareholders.

SHARES AND TRANSFERS

45. Issuance

Subject to the articles of the Corporation, shares in the Corporation may be issued at such time and issued to such persons and for such consideration as the directors may determine.

46. Security Certificates

Shares in the Corporation shall be represented by certificates, provided that the directors may determine by resolution that shares of some or all classes or series of shares shall be uncertificated. Security certificates (and the form of transfer power on the reverse side thereof) shall (subject to compliance with section 49 of the Act) be in such form as the directors may from time to time by resolution approve and such certificates shall be signed by a director or officer of the Corporation, or by a registrar, transfer agent or branch transfer agent of the Corporation, or an individual on their behalf, or by a trustee who certifies it in accordance with a trust indenture, or the signature shall be printed or otherwise mechanically reproduced on the certificate. If a security certificate contains a printed or mechanically reproduced signature of a person, the Corporation may issue the security certificate, notwithstanding that the person has ceased to be a director or an officer of the Corporation, and the security certificate is as valid as if the person were a director or an officer at the date of its issue.

47. Agent

The directors may from time to time by resolution appoint or remove an agent to maintain a central securities register and branch securities registers for the Corporation.

48. Surrender of Security Certificates

Subject to the Act, no transfer of a security issued by the Corporation shall be recorded or registered unless and until either (i) the security certificate representing the security to be transferred has been surrendered and cancelled, or (ii) if no security certificate has been issued by the Corporation in respect of such share, a duly executed security transfer power in respect thereof has been presented for registration.

49. Defaced, Destroyed, Stolen or Lost Security Certificates

In case of the defacement, destruction, theft or loss of a security certificate, the fact of such defacement, destruction, theft or loss shall be reported by the owner to the Corporation or to a trustee, registrar, transfer agent or other agent of the Corporation (if any) acting on behalf of the Corporation, with a statement verified by oath or statutory declaration as to the defacement, destruction, theft or loss and the circumstances concerning the same and with a request for the issuance of a new security certificate to replace the one so defaced, destroyed, stolen or lost. Upon the giving to the Corporation (or, if there is such an agent, then to the Corporation and to such agent) of an indemnity bond of a surety company in such form as is approved by any authorized officer of the Corporation, indemnifying the Corporation (and such agent, if any) against all loss, damage and expense, which the Corporation and/or such agent may suffer or be liable for by reason of the issuance of a new security certificate to such shareholder, and provided the Corporation or such agent does not have notice that the security has been acquired by a bona fide purchaser, a new security certificate may be issued in replacement of the one defaced, destroyed, stolen or lost, if such issuance is ordered and authorized by any authorized officer of the Corporation or by resolution of the directors.

DIVIDENDS

50. Declaration and Payment of Dividends

The directors may from time to time by resolution declare and the Corporation may pay dividends on its issued shares, subject to the provisions (if any) of the Corporation’s articles.

The directors shall not declare and the Corporation shall not pay a dividend if there are reasonable grounds for believing that:

(a)	the Corporation is, or would after the payment be, unable to pay its liabilities as they become due; or

(b)	the realizable value of the Corporation’s assets would thereby be less than the aggregate of its liabilities and stated capital of all classes.

The Corporation may pay a dividend by issuing fully paid shares of the Corporation and, subject to section 42 of the Act, the Corporation may pay a dividend in money or property.

51. Joint Securityholders

In case several persons are registered as the joint holders of any securities of the Corporation, any one of such persons may give effectual receipts for all dividends and payments on account of dividends, principal, interest and/or redemption payments on redemption of securities (if any) subject to redemption in respect of such securities.

RECORD DATES

52. Shareholders’ Meetings

Subject to section 134 of the Act, the directors may fix in advance a date as the record date for the purpose of determining shareholders entitled to receive notice of a meeting of shareholders and/or entitled to vote at a meeting of shareholders, but such record date shall not precede by more than 60 days or by less than 21 days the date on which the meeting is to be held. Such shareholders shall be determined as at the close of business on the date fixed by the directors, unless otherwise specified by the directors.

If no record date is fixed, the record date for the determination of the shareholders entitled to receive notice of a meeting of the shareholders and to vote shall be:

(a)	at the close of business on the day immediately preceding the day on which the notice is given; or

(b)	if no notice is given, the day on which the meeting is held.

53. Dividends, Distributions or Other Purposes

Subject to section 134 of the Act, the directors may fix in advance a date as the record date for the determination of shareholders (i) entitled to receive payment of a dividend, (ii) entitled to participate in a liquidation or distribution, (iii) for any other purpose (other than to establish a shareholder’s right to receive notice of a meeting or to vote), but such record date shall not precede by more than 60 days the particular action to be taken. Such shareholders shall be determined as at the close of business on the date fixed by the directors, unless otherwise specified by the directors.

If no record date is fixed, the record date for the determination of shareholders for any purpose other than to establish a shareholder’s right to receive notice of a meeting or to vote shall be at the close of business on the day on which the directors pass the resolution relating thereto.

54. Notice of Record Date

If a record date is fixed, unless notice of the record date is waived in writing by every holder of a share of the class or series affected whose name is set out in the securities register at the close of business on the day the directors fix the record date, notice thereof shall be given, not less than seven days before the date so fixed,

(a)	by advertisement in a newspaper published or distributed in the place where the Corporation has its registered office and in each place in Canada where it has a transfer agent or where a transfer of its shares may be recorded; and

(b)	by written notice to each stock exchange in Canada on which the shares of the Corporation are listed for trading.

EXERCISE OF STATUTORY RIGHTS

55. Statutory Rights

Wherever and to the extent that the Act confers a Statutory Right, the Corporation acknowledges and agrees that each Unitholder is entitled to the benefit of such Statutory Right directly, as if it was the registered holders of the shares of the Corporation receivable upon the exchange of the Exchangeable Units owned of record by the Unitholder pursuant to the LPA.

56. Entitlement to Direct Exercise of Statutory Right

If a Unitholder wishes to exercise a Statutory Right directly, it shall give written notice to this effect to the Corporation, accompanied by evidence that the Unitholder is a registered owner of Exchangeable Units. Provided that such evidence is satisfactory to the Corporation, acting reasonably, the Corporation will permit the Unitholder to exercise such Statutory Right directly, to the maximum extent possible, as if the Unitholder was the registered owner of the shares of the Corporation receivable upon the exchange of the Exchangeable Units owned of record by such Unitholder pursuant to the LPA.

57. Termination of Statutory Rights

All of the rights of a Unitholder with respect to the Statutory Rights shall be deemed to be surrendered by the Unitholder to the Corporation and such Statutory Rights shall cease immediately upon the Unitholder no longer holding Exchangeable Units.

SECURITIES OF OTHER ISSUERS HELD BY CORPORATION

58. Voting Securities of Other Issuers

All securities of any other body corporate or issuer of securities carrying voting rights held from time to time by the Corporation may be voted at all meetings of shareholders, bondholders, debenture holders or holders of such securities, as the case may be, of such other body corporate or issuer and in such manner and by such person or persons as the directors of the Corporation shall from time to time determine and authorize by resolution. The duly authorized signing officers of the Corporation may also from time to time execute and deliver for and on behalf of the Corporation proxies and/or arrange for the issuance of voting certificates and/or other evidence of the right to vote in such names as they may determine without the necessity of a resolution or other action by the directors.

59. Transfer of Securities

Any officer is authorized to sell, assign, transfer, exchange, convert or convey all securities owned by or registered in the name of the Corporation and to sign and execute (under the seal of the Corporation or otherwise) all assignments, transfers, conveyances, powers of attorney and other instruments that may be necessary for the purpose of selling, assigning, transferring, exchanging, converting or conveying any such securities.

NOTICES, ETC.

60. Service

(a) Notice to Directors, Officers and Auditors. Whenever under the Act, the regulations, the Articles or these by-laws any notice, document or other information is required to be sent to a director, officer, auditor or member of a committee of the Board, such notice may be sent either (i) by hand delivery, through the mail, or by a nationally recognized overnight delivery service for next day delivery, or (ii) by means of fax, e-mail or other form of electronic transmission, or (iii) by any other method permitted by applicable law. A notice to a director, officer, auditor or member of a committee of the Board will be deemed to be received as follows: (A) if given by hand delivery, when actually received by the director, officer, auditor or member of a committee of the Board; (B) if sent through the mail addressed to the director, officer, auditor or member of a committee of the Board at such individual’s address appearing on the records of the Corporation, at the time it would be delivery in the ordinary course of mail; (C) if sent for next day delivery by a nationally recognized overnight delivery service addressed to the director, officer, auditor or member of a committee of the Board at such individual’s address appearing on the records of the Corporation, when delivery to such service; (D) if sent by fax, when sent to the fax number for such director, officer, auditor or member of the committee of the Board appearing on the records of the Corporation and evidence of delivery confirmation is received by sender’s fax device; (E) if sent by e-mail, when sent to the e-mail address for such director, officer, auditor or member of a committee of the Board appearing on the records of the Corporation; or (F) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director, officer, auditor or member of a committee of the Board appearing on the records of the Corporation.

(b) Notice to Shareholders. Unless the Act or these by-laws provide otherwise, any notice, document or other information required or permitted by the Act, the regulations, the Articles or these by-laws to be sent to a shareholder, may be sent by any one of the following methods: (i) by hand delivery, through the mail, or by a nationally recognized overnight delivery service for next day delivery, (ii) by means of fax, e-mail, or other form of electronic transmission, (iii) by providing or posting the notice, document or other information on or making it available through a generally accessible electronic source and providing notice of the availability and location of the notice, document or other information to the shareholder via any of the methods specified in (i) and (ii) above, including mail, delivery, fax, e-mail or other form of electronic transmission, or (iv) by any other method permitted by applicable law. A notice to a shareholder shall be deemed to be received as follows: (A) if given by hand delivery, when actually received by the shareholder; (B) if sent through the mail addressed to the shareholder at the shareholder’s address appearing on the share register of the Corporation, at the time it would be delivered in the ordinary course of mail; (C) if sent for next day delivery by a nationally recognized overnight delivery service addressed to the shareholder at the shareholder’s address appearing on the share register of the Corporation when delivered to such service; (D) if faxed, when sent to a number at which the shareholder has consented to receive notice and evidence of delivery confirmation is received by sender’s facsimile device; (E) if by e-mail, when sent to an e-mail address at which the shareholder has consented to receive notice; (F) if sent by any other form of electronic transmission, when sent to the shareholder; (G) if sent by posting it on or making it available through a generally accessible electronic source referred to in Subsection 58(b)(iii), on the day such person is sent notice of the availability and location of such notice, document or other information is deemed to have been sent in accordance with (A) through (F) above; or (H) if sent by any other method permitted by applicable law. If a shareholder has consented to a method for delivery of a notice, document or other information, the shareholder may revoke such shareholder’s consent to receiving any notice, document or information by fax or e-mail by given written notice of such revocation to the Corporation.

(i)	“electronic document” means, subject to the Act, any form of representation of information or of concepts fixed in any medium in or by electronic, optical or other similar means and that can be read or perceived by a person or by any means.

(ii)	“information system” means a system used to generate, send, receive, store or otherwise process an electronic document.

61. Shareholders Who Cannot be Found

If the Corporation sends a notice or document to a shareholder and the notice or document is returned on two consecutive occasions because the shareholder cannot be found, the Corporation is not required to send any further notices or documents to the shareholder until the shareholder informs the Corporation in writing of the shareholder’s new address.

62. Shares Registered in More than One Name

All notices or other documents shall, with respect to any shares in the capital of the Corporation registered in more than one name, be given to whichever of such persons is named first in the records of the Corporation and any notice or other document so given shall be sufficient notice or delivery of such document to all the holders of such shares.

63. Persons Becoming Entitled by Operation of Law

Every person who by operation of law, transfer or by any other means whatsoever shall become entitled to any shares in the capital of the Corporation shall be bound by every notice or other document in respect of such shares which prior to such person’s name and address being entered on the records of the Corporation shall have been duly given to the person or persons from whom such person derives title to such shares.

64. Deceased Shareholder

Any notice or other document delivered or sent by post or left at the address of any shareholder as the same appears in the records of the Corporation shall, notwithstanding that such shareholder be then deceased and whether or not the Corporation has notice of such shareholder’s death, be deemed to have been duly served in respect of the shares held by such shareholder (whether held solely or with other persons) until some other person be entered in such shareholder’s stead in the records of the Corporation as the holder or one of the holders thereof and such service shall for all purposes be deemed a sufficient service of such notice or other document on such shareholder’s heirs, executors or administrators and all persons (if any) interested with such shareholder in such shares.

65. Signatures to Notices

The signature of any director or officer of the Corporation to any notice may be written, printed or otherwise mechanically reproduced.

66. Computation of Time

Where notice is required to be given under any provisions of the articles or by-laws of the Corporation, or any time period or time limit for the doing of any other act is prescribed by the articles or by-laws, the notice period or such other time period or time limit shall be determined in accordance with sections 26 to 30, inclusive, of the Interpretation Act (Canada), R.S.C. 1985, c. I-21, unless otherwise expressly provided in the articles or by-laws.

67. Proof of Service

A certificate of any officer of the Corporation in office at the time of the making of the certificate or of an agent of the Corporation as to facts in relation to the mailing or delivery or service or other communication of any notice or other documents to any shareholder, director, officer or auditor or as to the publication of any notice or other document shall be conclusive evidence thereof and shall be binding on every shareholder, director, officer or auditor of the Corporation, as the case may be.

EXECUTION OF CONTRACTS, ETC.

68. Authorization to Sign Contracts

Contracts, documents or instruments in writing requiring the signature of the Corporation may be signed by such directors or officers or any other person or persons on behalf of the Corporation as shall be authorized from time to time by resolution of the board of directors either to sign contracts, documents or instruments in writing generally or to sign specific contracts, documents or instruments in writing, and all contracts, documents or instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The directors are authorized from time to time by resolution to appoint any officer or officers or any other person or persons on behalf of the Corporation either to sign contracts, documents or instruments in writing generally or to sign specific contracts, documents or instruments in writing. The term “contracts, documents or instruments in writing” as used in this by-law shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property, real or personal, immovable or movable, powers of attorney, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of securities and all paper writings.

69. Corporate Seal

The corporate seal, if any, of the Corporation may, when required, be affixed to contracts, documents or instruments in writing signed as aforesaid or by an officer or officers, person or persons appointed as aforesaid by resolution of the board of directors.

70. Reproduction of Signatures

The signature or signatures of any officer or director of the Corporation and/or of any other officer or officers, person or persons appointed as aforesaid by resolution of the directors may, if specifically authorized by resolution of the directors, be printed, engraved, lithographed or otherwise mechanically reproduced upon all contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation executed or issued by or on behalf of the Corporation and all contracts, documents or instruments in writing or securities of the Corporation on which the signature or signatures of any of the foregoing officers, directors or persons shall be so reproduced, by authorization by resolution of the directors, shall be deemed to have been manually signed by such officers, directors or persons whose signature or signatures is or are so reproduced and shall be as valid to all intents and purposes as if they had been signed manually and notwithstanding that the officers, directors or persons whose signature or signatures is or are so reproduced may have ceased to hold office at the date of delivery or issue of such contracts, documents or instruments in writing or securities of the Corporation.

71. Signature of Cheques, Notes, etc.

All cheques, drafts or orders for the payment of money and all notes, acceptances and bills of exchange shall be signed by such officer or officers or other person or persons, whether or not officers of the Corporation, and in such manner as the directors, or such officer or officers as may be delegated authority by the directors to determine such matters, may from time to time designate.

FINANCIAL YEAR

72. The financial year of the Corporation shall end on such day in each year as the board of directors may from time to time by resolution determine.

BORROWING

73. Authority of Directors

The directors may and they are hereby authorized from time to time to, without authorization of the shareholders,

(a)	borrow money upon the credit of the Corporation;

(b)	limit or increase the amount to be borrowed;

(c)	issue, reissue, sell or pledge bonds, debentures, notes or other debt obligations of the Corporation for such sums and at such prices as may be deemed expedient;

(d)	give a guarantee on behalf of the Corporation to secure payment or performance of an obligation of any person; and

(e)	mortgage, hypothecate, charge, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real and personal, movable and immovable, property of the Corporation and the undertaking and rights of the Corporation, to secure any such bonds, debentures, notes or other debt obligations, or to secure any present or future borrowing, liability or obligation of the Corporation, including any guarantee given pursuant to subparagraph 74(d) above.

74. Delegation by Directors

To the extent permitted by the Act, the directors may from time to time by resolution delegate to any one or more directors or officers, or to any committee of directors, of the Corporation all or any of the powers conferred on the directors by paragraph 73 above to the full extent thereof or such lesser extent as the directors may in any such resolution provide.

75. Other Borrowing Powers

The powers hereby conferred shall be deemed to be in supplement of and not in substitution for any other powers to borrow money for the purposes of the Corporation or to do any other acts or things referred to in paragraph 75 above possessed by its directors or officers pursuant to the articles of the Corporation, any other by-law of the Corporation or applicable law.